Exhibit 99.1

Haber Inc. Announces Independent Development of Low-Cost Chemical Process to Treat Sulfides in Gold-Bearing Ores

ARLINGTON, Mass.--(BUSINESS WIRE)--Haber, Inc, (OTC: HABE), a Massachusetts-based company with proprietary technology for environmentally friendly processing of precious metal-bearing ores, announced today that it has developed a low-cost process to treat sulfides in ores for use in conjunction with its proprietary gold extraction and recovery technologies and its “Aladdin” ore processing machine.

Haber independently developed this sulfide reduction chemistry specifically to treat refractory sulfide ores. The presence of sulfides in gold ores tends to inhibit the extraction of gold from the ore and represents a processing problem common to the industry. Testing indicates that the Haber sulfide reduction process is superior in speed, cost and temperature range to many other existing techniques.

This new approach is specifically designed for use with Haber’s extraction and recovery formulations and with its “Aladdin” machine. This specialized machine, previously reported on in December 2007 and February 2008, allows Haber to take fullest advantage of its hydrometallurgical technologies, achieve the most economical use of chemical components and provides maximum extraction efficiencies. Testing has also shown that use of this new sulfide mitigation process actually enhances the speed and efficiency of Haber’s existing extraction and recovery processes, thereby significantly reducing operating costs.

Daniel Dajie, vice president of Commercial Development credited with the development of SRP stated, “Sulfide ore is a challenge for the mining industry. All of the existing technologies are cumbersome, have high capital costs to implement or are temperature dependent. The SRP system solves those problems. The chemical formulation coupled with the Aladdin processor provides a comprehensive proprietary solution. The SRP system is environmentally friendly, fast, economical and highly efficient and has an extremely low consumption of water/chemicals. The multiplicity of sulfide ores tested using SRP and our proprietary extraction and recovery processes and equipment achieved recovery efficiencies of 94 percent to 98 percent.”

Albert B. Conti, president, CEO and chairman of Haber stated, “Our development of this new sulfide technology will now allow Haber greater ability to economically process low-grade gold and precious metal bearing ores, giving us access to a wider range of gold ore types which had been outside our capabilities. Our goal is to maintain, and wherever possible, advance the state of the art in the technologies employed in our core businesses. This approach will continue to present us with opportunities in new business sectors where we see a competitive advantage. Haber will continue to proactively develop or acquire new technologies in the mining, life sciences, energy and related environmentally bio-sustainable fields, either on its own or through joint ventures whenever a promising opportunity presents itself.”

About Haber, Inc.

Haber, Inc. is a high technology process development company with proprietary technologies in extractive metallurgy and electrochemical separations. These technologies include the company's Haber Gold Process (HGP) chemical system for the hydrometallurgical extraction of gold from ores. The Haber Gold Process is both non-toxic and more efficient than conventional solvents such as cyanide. This technology accelerates the gold extraction rate and may increase gold recovery from its ores by a substantial factor. The company's Electromolecular Propulsion (EMP) technology is an electrochemical process that enables the electrically controlled movement or positioning of a variety of different molecules. It is distinguished from the techniques of electrophoresis and chromatography by its wide variety of potential applications and the greater speed and control of the results. For more information, call Peter R. D'Angelo (781) 643-2727, or visit the company's web site at www.habercorp.com

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions. These statements are subject to uncertainties and risks including, but not limited to, economic conditions, the impact of competition and pricing, government regulation, and other risks. All forward-looking statements made by or on behalf of the Company are qualified. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

CONTACT:
Haber Inc.
Peter R. D’Angelo, 781-643-2727